Exhibit 16.1

December 11, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549

Commissioners:

We have read the statements made by Organogenesis Holdings Inc. (formerly known as Avista Healthcare Public Acquisition Corp.) under Item 4.01 of its Form 8-K dated December 10, 2018.  We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Organogenesis Holdings Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP